UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007

ASPREVA PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:  (250) 744-2488

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On July 25, 2007, Aspreva Pharmaceuticals Corporation committed to a restructuring plan that will result in an immediate reduction of approximately 25% of Aspreva’s workforce, or 33 positions worldwide.  The restructuring coincides with the winding down of the induction phase of Aspreva’s lupus nephritis clinical trial following the release of preliminary results in June 2007 and the completion of Aspreva’s phase III myasthenia gravis clinical trial in late 2006.

The timing of the restructuring and related charges is subject to local labor regulations; however, we expect to substantially complete the restructuring during the third quarter 2007.  Aspreva expects the severance and associated costs of this restructuring to be between US$1.5 and 2.0 million.

The press release announcing the restructuring is attached hereto as Exhibit 99.1.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)   Departure of Certain Officer

On July 25, 2007, Aspreva Pharmaceuticals also announced that in connection with the restructuring, Dr. Richard Jones, our Chief Scientific Officer, will be leaving Aspreva.  Dr. Jones’ responsibilities will be assumed by Dr. Usman Azam, our Chief Medical Officer effective July 25, 2007. Dr. Jones’ employment will terminate on July 25, 2007.  Pursuant to our employment agreement with Dr. Jones, effective March 6, 2006, as amended on October 24, 2006, we are obligated to pay Dr. Jones a lump-sum payment of $159,000 CDN representing 6 months of base salary.  In addition, pursuant to the employment agreement we are obligated to pay Dr. Jones other sums owed in arrears for salary and vacation pay. We will make our best effort to maintain Dr. Jones’ benefits for a period of six months following his departure. Should this not be possible, the Company will pay him an amount equal to $3,400 CDN in lieu of the cost of premiums.  We also agreed, pursuant to a letter agreement, dated July 25, 2007,  to pay Dr. Jones $58,500 CDN in lieu of his 2007 bonus and provide outplacement counseling services for three months with a value of $5,500 CDN in return for a general release of claims.

The employment agreement with Dr. Jones is attached hereto as Exhibit 10.28 and is incorporated herein by reference. The letter agreement with Dr. Jones is attached hereto as Exhibit 10.37 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)              Exhibits:

Exhibit No.	Description

99.1	Press Release entitled “Aspreva Announces Restructuring Designed To Drive Long-Term Growth,” dated July 25, 2007.

10.28	Employment Agreement between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones effective March 6, 2006, as amended on October 24, 2006.

10.37	Letter Agreement dated July 25, 2007, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: July 31, 2007
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Aspreva Announces Restructuring Designed To Drive Long-Term Growth,” dated July 25, 2007.

10.28	Employment Agreement between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones effective March 6, 2006, as amended on October 24, 2006.

10.37	Letter Agreement dated July 25, 2007, between Aspreva Pharmaceuticals Corporation and Dr. Richard Jones.